EXHIBIT 99.1

New Energy Systems Group Receives NYSE MKT Form 10-K Delinquency Letter

SHENZHEN, China, Apr. 22, 2013 -- New Energy Systems Group (NYSE MKT: NEWN) ("New Energy" or the "Company"), an original design manufacturer and distributor of Anytone® and MeePower® branded consumer backup power systems for mobile devices and solar related application products to service municipal power applications, today announced that the Company has received a written notice from NYSE MKT LLC (the “NYSE MKT” or the ” “Exchange”) on April 17, 2013, indicating that the Company was not incompliance with the Exchange’s continued listing criteria set forth in Section 134 and 1101 of the NYSE MKT LLC Company Guide (the “Company Guide”) due to the delay in filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”).

Sections 134 and 1101 of the Company Guide require the timely filing of such report with the Securities and Exchange Commission (the “SEC”). The Staff of the Exchange cites the Company’s failure to file its Annual Report within the extended due date has violated its listing agreement with the Exchange. In order to maintain its listing, the Company must submit a plan of compliance by May 1, 2013 (the “Plan”), addressing what action in details the Company has taken or will take to regain its compliance with Section 134 and 1101 of the Company Guide no later than July 16, 2013 (the “Plan Period”). If the Company does not submit a Plan, or the Plan is not accepted, the Company will be subject to delisting process. In addition, if the Plan is accepted, but the Company is not compliance with the continued listing standards of the Company Guide by July 16, 2013, or if the Company does not make progress consistent with the Plan during the Plan Period, the Exchange staff will initial delisting proceedings as appropriate.

Because the Company notified the Exchange its intention to voluntarily withdraw its common stock from the Exchange on April 12, 2013, it does not intend to submit a plan of compliance.

About New Energy Systems Group

New Energy Systems Group is an original design manufacturer and distributor of lithium ion batteries and backup power systems for leading manufacturers of mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The Company's end-user consumer products are sold under the Anytone® and MeePower® brand in China and globally. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products. Additional information about the company is available at: www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

COMPANY
New Energy Systems Group
Ken Lin, VP of Investor Relations
Tel:   +1-917-573-0302
Email: ken@newenergysystemsgroup.com
www.newenergysystemsgroup.com